EXHIBIT 10.12
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                                     (Logo)

                          Office of Industrial Affairs

                                                                  August 31.1999

John Mon
General Manager
Celsion Corporation
10220-1 Old Columbia Road
Columbia, MD 21046-1705


Dear John:

It was a pleasure speaking with you last week. This letter will confirm that April 9, 1999 is the accurate effective date of the Option Agreement between Sloan-Kettering Institute for Cancer Research and Celsion Corporation signed on February 26, 1999. The revised effective date was agreed to during a conversation between you and Steve Bertha in March but has not been made a formal amendment to the agreement. If Celsion would like a formal amendment to the option agreement, then we will prepare one. The option period will expire on November 9, 1999.

Please do not hesitate to contact me if you have any questions. I look forward to our upcoming meeting.


                                                Sincerely,

                                                /s/Jennifer A. Brooks
                                                ---------------------
                                                Jennifer A. Brooks
                                                Licensing Associate


                     Memorial Sloan-Kettering Cancer Center
                   1275 York Avenue, New York, New York l0021
                   NCI-designated Comprehensive Cancer Center